Exhibit 10.1

OMNIBUS AMENDMENT TO
2021 FCF PERFORMANCE SHARE AWARD AGREEMENTS
AND
2021 TSR PERFORMANCE SHARE AWARD AGREEMENTS

THIS AMENDMENT is made as of the 26th day of February, 2024, by The ODP Corporation, a Delaware corporation (the “Company”);

W I T N E S S E T H:

WHEREAS, the Compensation & Talent Committee (the “Committee”) of the Board of Directors of the Company granted performance share awards pursuant to The ODP Corporation 2021 Long-Term Incentive Plan (the “Plan”) as part of its 2021 annual long-term incentive program with a grant date of April 22, 2021 (the “2021 PSUs”);

WHEREAS, the 2021 PSUs are evidenced by one set of award agreements entitled “2021 FCF PERFORMANCE SHARE AWARD AGREEMENT” and a second set of award agreements entitled “2021 TSR PERFORMANCE SHARE AWARD AGREEMENT” (collectively, the “2021 PSU Award Agreements”);

WHEREAS, the Committee has amended the 2021 PSU Award Agreements for the 2021 PSUs that remained outstanding on February 26, 2024, to provide accelerated vesting of such 2021 PSUs in certain situations as specified herein;

NOW, THEREFORE, the 2021 PSU Award Agreements for the 2021 PSUs outstanding on February 26, 2024, are hereby amended as follows, effective February 26, 2024:

1.
Section 2(b) of each such 2021 PSU Award Agreement is amended by redesignating subsections (iii) and (iv), respectively, as subsections (iv) and (v), respectively.
2.
Section 2(b) of each such 2021 PSU Award Agreement is amended by adding a new subsection (iii) immediately following existing subsection (ii) to read as follows:

“iii) Involuntary Termination of Employment without Cause; Resignation pursuant to Voluntary Exit Incentive Program. In the event the Company and its Subsidiaries initiate your termination of employment without Cause after February 26, 2024 and prior to the Vesting Date, you will vest in your Eligible Award on the Vesting Date despite your termination of employment. In the event you resign your employment with the Company and its Subsidiaries after February 26, 2024 and prior to the Vesting Date pursuant to a Voluntary Exit Incentive Program established by the Company in its discretion after February 26, 2024 and prior to the Vesting Date, you will vest in your Eligible Award on the Vesting Date despite your termination of employment.”

3.
Except as hereby amended, the 2021 PSU Award Agreements shall remain in full force and effect.

Very truly yours,

THE ODP CORPORATION